Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER

AND THE FULL YEAR OF 2008

Riverhead, New York, January 15, 2009 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the fourth quarter and full year of 2008. Earnings-per-share for the quarter were $0.60, an increase of 3.4 percent from $0.58 during the comparable period of 2007. Net income for the quarter was $5,742,000, up 2.5 percent from $5,604,000 during the same quarter last year. Earnings-per-share for the year to date were $2.58, an increase of 15.2 percent from $2.24 during the comparable period of 2007. Net income for the year to date was $24,688,000, up 11.6 percent from the same period last year. A detailed financial summary follows the text of this release.

Acting President and Chief Executive Officer, J. Gordon Huszagh remarked, “There is nothing I can add to reports in the news media that would better explain what an unfortunately remarkable period of time this is for our economy. History is being written as political leaders in the United States and around the world wrestle with policy to minimize the depth of the current recession and speed recovery from it. But once again, I want to reassure our investors, customers, and employees about Suffolk Bancorp’s condition and prospects. We have been alert to developments in the economy and in our market, and conservative and disciplined in our lending and investing. That attention to the details of our business is evident in the numbers we report this quarter which remain consistent with our past performance, with return on average equity remaining at approximately 20 percent for both the quarter and year, exclusive of the proceeds of VISA, Inc.’s initial public offering during the first quarter, and at 22 percent for the year when that transaction is included. While our shareholders certainly benefited from this transaction, we believe the more important numbers are those achieved through our core business. These numbers secure our place among the high performing banks in our region and in the nation. Going forward, we cannot assure that we will remain unaffected by the turmoil in the broader economy, but we are focused sharply on mitigating the effects of a continued or deepened downturn, and hopeful that we can preserve our traditional ranking in the industry, if not our traditional performance ratios.”

He continued, “There are several items of which I would like to make specific mention. First, loan balances increased by 14.2 percent from year to year. We attribute this in part to good, solid borrowers whose former banks have not been in a position to lend to them as the credit crisis developed. This led to a substantial increase in real estate construction loans which have been underwritten on the basis of reasonable ratios of loan-to-value, conservative evaluations of projected cash flows, and guarantees for permanent financing in place prior to granting the interim credit. We are optimistic that we will be able to develop many of these credits into well-rounded, long-standing relationships with stable customers of the sort who have always been our bread and butter.”

PRESS RELEASE
January 15, 2009

He went on to say, “We evaluate our allowance for possible loan losses on an ongoing basis to ensure its adequacy. Accordingly, our provision has been increased by 444 percent for both the quarter and the year in comparison to 2007, to account for growth in the portfolio and for upheaval in the markets. We believe this is the prudent response to current disorder in the economy, and uncertainty about how quickly it will recover.”

He further commented, “In keeping with broader tumult in the markets, there has been a substantial decline in the market value of Suffolk’s general employee pension plan assets. At the same time there has been a reduction in the rate at which the plan liability is discounted that resulted in an increase in that liability. While the plan was fully funded as of September 30, 2008, these two developments have resulted in a net under-funded position of $11,616,000 that was recorded as a liability as of December 31, 2008. There was no effect on net income or earnings per share for 2008, although absent a decline in the liability, or an increase in the value of plan assets, additional expense will be incurred in the future to restore the plan to full funding. Full details of these calculations will be available in the 10-K currently scheduled to be filed early in March.”

He then remarked, “Finally, members of the media and the investing public, as well as a number of our customers have been interested to know how we responded to the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program which has gained increasing notoriety since its implementation. We want all of our constituents to know that from the start we analyzed it carefully and at length, and being a strong and profitable bank in the first place, we did not see it as being in the best interests of our common shareholders, customers, employees, or the communities we serve. Accordingly, we neither applied for nor accepted funds from the program. We believe that our current capital structure provides us with the best and most stable means of preserving and increasing our shareholders investment over the long term.”

He concluded, “Having been in business now for 119 years, our Board, my colleagues, and I all feel a sense of stewardship for Suffolk Bancorp and its future. We cannot, of course, guarantee that we will not be affected as the current, deep recession runs its course, but we are unified and determined in our resolve to see our bank through these times to brighter ones ahead with both our capital and our relationships with our customers intact.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 29 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
January 15, 2009

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	4th Qtr 2008	4th Qtr 2007		Change		YTD 2008	YTD 2007		Change
EARNINGS
Earnings-Per-Share—Basic	$0.60	$0.58		3.4%		$2.58	$2.24		15.2%
Cash Dividends-Per-Share	0.22	0.22		0.0%		0.88	0.88		0.0%
Net Income	5,742	5,604		2.5%		24,688	22,128		11.6%
Net Interest Income	17,233	15,850		8.7%		66,219	63,964		3.5%

AVERAGE BALANCES
Average Assets	$1,565,918	$1,417,965		10.4%		$1,554,738	$1,412,581		10.1%
Average Net Loans	1,061,861	923,724		15.0%		1,021,476	904,887		12.9%
Average Investment Securities	402,790	406,514		(0.9%	)	424,368	412,701		2.8%
Average Interest-Earning Assets	1,481,681	1,330,620		11.4%		1,463,720	1,320,226		10.9%
Average Deposits	1,256,955	1,152,482		9.1%		1,217,678	1,154,123		5.5%
Average Borrowings	182,064	143,734		26.7%		205,794	133,859		53.7%
Average Interest-Bearing Liabilities	1,003,737	864,518		16.1%		993,946	862,429		15.2%
Average Equity	114,236	103,800		10.1%		113,276	103,052		9.9%

RATIOS
Return on Average Equity	20.11%	21.60%		(6.9%	)	21.79%	21.47%		1.5%
Return on Average Assets	1.47%	1.58%		(7.0%	)	1.59%	1.57%		1.3%
Average Equity/Assets	7.30%	7.32%		(0.3%	)	7.29%	7.30%		(0.1%	)
Net Interest Margin (FTE)	4.89%	4.99%		(2.0%	)	4.75%	5.06%		(6.1%	)
Efficiency Ratio	52.75%	52.47%		0.5%		52.81%	54.17%		(2.5%	)
Tier 1 Leverage Ratio Dec. 31	7.85%	7.57%		3.7%
Tier 1 Risk-based Capital Ratio Dec. 31	9.87%	9.52%		3.7%
Total Risk-based Capital Ratio Dec. 31	10.60%	10.20%		3.9%

ASSET QUALITY during period:
Net Charge-offs (Recoveries)	$175	$(11)		—		$642	$(134)		—
Net Charge-offs (Recoveries)/ Average Net Loans (annualized)	0.07%	(0.00%	)	—		0.06%	(0.01%	)	—
at end of period:
Non-accrual & Restructured Loans	$4,185	$1,648		153.9%
Foreclosed Real Estate (“OREO”)	—	—		0.0%
Total Non-performing Assets	4,185	1,648		153.9%
Allowance/Non-performing Assets	216.27%	465.53%		(53.5%	)
Allowance/Loans, Net of Discount	0.83%	0.80%		3.7%
Net Loans/Deposits	89.15%	83.19%		7.2%

EQUITY
Shares Outstanding	9,582,699	9,610,730		(0.3%	)
Common Equity	$112,401	$108,981		3.1%
Book Value Per Common Share	11.73	11.34		3.4%
Tangible Common Equity	111,587	108,167		3.2%
Tangible Book Value Per Common Share	11.64	11.25		3.5%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$220,946	$204,242		8.2%
Commercial Real Estate Mortgages	352,502	318,601		10.6%
Real Estate—Construction Loans	131,889	83,715		57.5%
Residential Mortgages (1st and 2nd Liens)	216,127	184,743		17.0%
Home Equity Loans	75,654	67,081		12.8%
Consumer Loans	94,691	99,314		(4.7%	)
Other Loans	1,712	1,104		55.1%

Total Loans (Net of Unearned Discounts)	$1,093,521	$958,800		14.2%

PRESS RELEASE
January 15, 2009

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	December 31,		Change
	2008	2007
ASSETS
Cash & Due From Banks	$41,513	$56,633	(26.7%	)
Federal Funds Sold	—	2,700	(100.0%	)
Investment Securities:
Available for Sale, at Fair Value	382,357	392,796	(2.7%	)
Obligations of States & Political Subdivisions	11,830	9,055	30.6%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	9,821	7,818	25.6%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	404,746	410,407	(1.4%	)

Total Loans	1,093,521	957,281	14.2%
Allowance for Loan Losses	9,051	7,672	18.0%

Net Loans	1,084,470	949,609	14.2%

Premises & Equipment, Net	22,740	22,143	2.7%
Accrued Interest Receivable, Net	7,042	7,359	(4.3%	)
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	21,494	19,397	10.8%

TOTAL ASSETS	$1,582,819	$1,469,062	7.7%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$439,380	$423,225	3.8%
Saving, N.O.W. & Money Market Deposits	482,204	404,457	19.2%
Time Certificates of $100,000 or More	138,601	116,795	18.7%
Other Time Deposits	156,252	198,898	(21.4%	)

Total Deposits	1,216,437	1,143,375	6.4%

Federal Home Loan Bank Borrowings	187,200	143,500	30.5%
Repurchase Agreements	37,620	54,820	(31.4%	)
Dividend Payable on Common Stock	2,108	2,121	(0.6%	)
Accrued Interest Payable	2,244	2,247	(0.1%	)
Other Liabilities	24,809	14,018	77.0%

TOTAL LIABILITIES	1,470,418	1,360,081	8.1%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,582,699 and 9,610,730 shares outstanding at December 31, 2008 and 2007, respectively)	33,946	33,911	0.1%
Surplus	20,782	20,172	3.0%
Treasury Stock at Par (3,995,661 and 3,953,661 shares, respectively)	(9,989)	(9,884)	1.1%
Retained Earnings	79,092	63,939	23.7%

	123,831	108,138	14.5%

Accumulated Other Comprehensive (Loss) Gain, Net of Tax	(11,430)	843	(1,455.9%	)

TOTAL STOCKHOLDERS’ EQUITY	112,401	108,981	3.1%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,582,819	$1,469,062	7.7%

PRESS RELEASE
January 15, 2009

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended		Change		For the Year to Date		Change
	12/31/08	12/31/07			2008	2007
INTEREST INCOME
Federal Funds Sold	$49	$4	1,125.0%		$314	$140	124.3%
United States Treasury Securities	101	101	0.0%		399	398	0.3%
Obligations of States & Political Subdivisions	1,660	1,469	13.0%		6,303	5,424	16.2%
Mortgage-Backed Securities	1,932	1,794	7.7%		7,926	7,672	3.3%
U.S. Government Agency Obligations	715	1,058	(32.4%	)	3,663	4,576	(20.0%	)
Corporate Bonds & Other Securities	(18)	119	(115.1%	)	482	423	13.9%
Loans	17,611	17,666	(0.3%	)	69,370	70,448	(1.5%	)

Total Interest Income	22,050	22,211	(0.7%	)	88,457	89,081	(0.7%	)

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,493	1,206	23.8%		6,334	4,838	30.9%
Time Certificates of $100,000 or more	902	1,343	(32.8%	)	4,065	5,094	(20.2%	)
Other Time Deposits	1,146	2,084	(45.0%	)	5,787	8,181	(29.3%	)
Federal Funds Purchased & Repurchase Agreements	236	696	(66.1%	)	1,417	2,876	(50.7%	)
Interest on Other Borrowings	1,040	1,032	0.8%		4,635	4,128	12.3%

Total Interest Expense	4,817	6,361	(24.3%	)	22,238	25,117	(11.5%	)

Net-interest Income	17,233	15,850	8.7%		66,219	63,964	3.5%
Provision for Loan Losses	1,225	225	444.4%		2,050	377	443.8%

Net-interest Income After Provision	16,008	15,625	2.5%		64,169	63,587	0.9%

OTHER INCOME
Service Charges on Deposit Accounts	1,350	1,397	(3.4%	)	5,558	5,412	2.7%
Other Service Charges, Commissions & Fees	696	782	(11.0%	)	3,046	2,981	2.2%
Fiduciary Fees	346	387	(10.6%	)	1,460	1,409	3.6%
Net Securities Gains	4	—	100.0%		3,741	—	100.0%
Other Operating Income	404	344	17.4%		838	793	5.7%

Total Other Income	2,800	2,910	(3.8%	)	14,643	10,595	38.2%

OTHER EXPENSE
Salaries & Employee Benefits	6,467	6,011	7.6%		25,646	24,407	5.1%
Net Occupancy Expense	1,186	1,004	18.1%		4,649	4,069	14.3%
Equipment Expense	566	548	3.3%		2,146	2,208	(2.8%	)
Other Operating Expense	2,348	2,280	3.0%		10,260	9,708	5.7%

Total Other Expense	10,567	9,843	7.4%		42,701	40,392	5.7%

Income Before Provision for Income Taxes	8,241	8,692	(5.2%	)	36,111	33,790	6.9%
Provision for Income Taxes	2,499	3,088	(19.1%	)	11,423	11,662	(2.0%	)

NET INCOME	$5,742	$5,604	2.5%		$24,688	$22,128	11.6%

Average: Common Shares Outstanding	9,582,147	9,676,500	(1.0%	)	9,580,025	9,895,301	(3.2%	)
Dilutive Stock Options	23,272	20,595	13.0%		21,970	20,642	6.4%

Average Total	9,605,419	9,697,095	(0.9%	)	9,601,995	9,915,943	(3.2%	)

EARNINGS PER COMMON SHARE Basic	$0.60	$0.58	3.4%		$2.58	$2.24	15.2%
Diluted	$0.60	$0.58	3.4%		$2.57	$2.23	15.2%